Exhibit 99.1

SunOpta Announces Strategic Partnership with Oaktree

Secures $85 Million Equity Investment

Company Appoints Three Independent Directors to the SunOpta Board

Toronto - October 7, 2016 – SunOpta Inc. ("SunOpta") (Nasdaq:STKL) (TSX:SOY), a leading global company focused on organic, non-genetically modified and specialty foods, today announced that it has entered into an agreement with funds managed by Oaktree Capital Management, L.P. ("Oaktree"), a leading global alternative investment management firm. Oaktree is an experienced investor in the consumer and retail industry, with a track record of driving growth in complex consumer businesses, including AdvancePierre Foods, Campofrío Food Group and Diamond Foods. In reaching this agreement with Oaktree, SunOpta has concluded the previously announced review of strategic alternatives for the Company.

Under the agreement, Oaktree invested $85 million in SunOpta in the form of exchangeable preferred shares. Proceeds from the investment have been used to reduce the Company’s

2nd lien debt and to increase financial flexibility.

In partnership with representatives of Oaktree and with representatives of Engaged Capital (SunOpta’s second largest shareholder), SunOpta is conducting a thorough review of the

Company’s operations, management and governance, with the objective of maximizing the Company’s ability to deliver long-term value to its shareholders. The Company expects to provide an update on these efforts in conjunction with the Company’s third quarter earnings release, along with an updated mid-range plan which will include performance improvements and cost savings to be realized in 2017.

As announced on June 27, 2016, the SunOpta Board of Directors hired independent financial and legal advisors to support a review of the Company's operating plan and evaluate a complete range of strategic and financial actions that SunOpta could undertake to maximize shareholder value. This review was comprehensive in its evaluation of all potential alternatives.

“After concluding a comprehensive review of strategic and financial alternatives, we are excited to have a partner in Oaktree that truly appreciates SunOpta’s unique position in the market and the potential value that can be created for all our shareholders through performance improvement and accelerated growth,” said Alan Murray, Chairman of the Board of SunOpta. “Given Oaktree’s deep industry knowledge and operational expertise, we believe they are the ideal partner for SunOpta as we seek to strengthen the company’s operations in a way that can reduce operational volatility and realize sustainable growth and value creation. We believe this strategic option provides the highest risk adjusted return from the many options available and evaluated by the Board.”

“With its strong and diverse portfolio of products and having recently undergone a period of significant investment in the business, we believe SunOpta has a substantial opportunity for growth in the rapidly expanding market for healthy and organic foods,” said Matt Wilson, Managing Director and Co-Portfolio Manager of Oaktree. “SunOpta is a natural fit for Oaktree given our experience in the consumer and food industries, and we see a significant opportunity to provide strategic, operational and financial support that will accelerate the Company’s value-enhancing initiatives and position it for long-term success.”

In concert with today’s announcement, SunOpta is also announcing significant enhancements to the Company’s corporate governance. First, the Board of Directors has appointed two Oaktree-nominated independent directors, Dean Hollis and Al Bolles, Ph.D., to the Board. Both appointees bring extensive sector experience. Mr. Hollis is a Senior Advisor at Oaktree with highly relevant sector experience as the Chairman of the Board of AdvancePierre Foods and the former President and Chief Operating Officer of the Consumer Foods Division of ConAgra Foods and former Chairman of Boulder Brands. Mr. Bolles has demonstrated leadership across multiple organizations in global innovation, research and development and supply chain management, most recently as the former Executive Vice President, Chief Technology & Operations Officer of ConAgra Foods. Additionally, the Board has also appointed Brendan Springstubb of Engaged Capital to the Board. Engaged Capital is the Company’s second-largest shareholder and has extensive investment experience in the healthy living industry. The Board has committed to a further review of governance and leadership with a particular focus on continuing to add independent directors with significant operating and supply chain expertise in the food industry. The Board would expect to announce additional changes shortly. Concurrent with these appointments, Douglas Greene, a pioneer in the natural foods industry who has served on the SunOpta board for eight years, has resigned from the Board, effective today.

“On behalf of the Board, I would like to thank Doug for all his hard work over the years and his dedication to SunOpta,” said Alan Murray. “We would also like to welcome Dean, Al and Brendan to the Board. The company will benefit greatly from their respective industry and capital markets experience and we look forward to their contributions.”

Oaktree is investing in the company by purchasing $85 million of newly created Series A exchangeable preferred shares issued by SunOpta Foods Inc. (the “Series A Preferred”) as well as the right to purchase up to 3 million shares of SunOpta common stock in the open market for a period of one year. The Series A Preferred is immediately exchangeable into shares of the Company’s common stock at an initial exchange price of $7.50 per share and pays a cumulative dividend of 8% per year that may be paid-in-kind or cash at SunOpta’s option. This exchange price represents a 80.3% premium to the closing price of US$4.16 per share on June 24, 2016, the day before the strategic review was announced, and a 12.1% premium to the 60-day average closing price of US$6.69 per share. The Series A Preferred cumulative dividend will increase from 8% per year to 12.5% beginning in the tenth year. The agreement also entitles Oaktree to designate two nominees for election to SunOpta’s Board of Directors. Oaktree will be entitled to vote the Series A Preferred with the common shares on an as-exchanged basis. The Series A Preferred constitute on an as-exchanged basis a partially diluted ownership level of approximately 11.7% of the company. Currently, Oaktree's ownership is subject to a 19.99% cap under the agreement unless and until shareholder approval is obtained to remove the cap.

Additional information regarding the investment will be included in a Form 8-K to be filed by the Company with the Securities and Exchange Commission. In connection with the transaction, SunOpta intends to rely on the exemption set forth in Section 602.1 of the TSX Company Manual which provides that the TSX will not apply certain of its requirements to issuers whose shares are listed on another recognized stock exchange such as the Nasdaq.

Rothschild Inc. is acting as financial advisor to SunOpta and Davies Ward Phillips & Vineberg LLP and Stoel Rives are acting as its legal advisors. Oaktree is represented by Kirkland & Ellis LLP and Stikeman Elliott LLP.

Conference Call

SunOpta will host a conference call today at 2:00 PM Eastern Time to discuss today’s announcement. This conference call can be accessed via a link on SunOpta's website at www.sunopta.com under the "Investors" section. To listen to the live call over the Internet, please go to SunOpta's website at least 15 minutes early to register, download and install any necessary audio software. Additionally, the call may be accessed with the toll free dial-in number 1 (877) 312-9198 or International dial-in number 1 (631) 291-4622. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days on the company's website.

Director Biographies

Dean Hollis presently serves as a senior advisor for Oaktree Capital and Chairman of the Board at AdvancePierre Foods Holdings, Inc. Prior to retiring in 2008, Mr. Hollis served as the President and Chief Operating Officer of the Consumer Foods Division of ConAgra Foods from December 2004 to July 2008. In that role, Mr. Hollis developed and executed a worldwide business transformation strategy, while overseeing the largest part of the ConAgra Foods portfolio. During Mr. Hollis' 21 years with ConAgra Foods, he held many executive level positions, including Executive Vice President, Retail Products; President, Grocery Foods; President, Frozen Foods; President, Specialty Foods; and President, Gilardi Foods. Mr. Hollis previously served on the board of directors of Diamond Foods, Inc., where he served on the audit and nominating and governance committees. Mr. Hollis also previously served on the board of directors of Boulder Brands, Inc., where he served as Chair of the board of directors and on the audit committee. Mr. Hollis also served on the board of directors of Landec Corporation, where he chaired the compensation committee. Dean has several privately held businesses and investments, ranging from transportation services, to specialized retail. Mr. Hollis is a graduate of Stetson University. Mr. Hollis also currently serves as Chair of the Board of Trustees of Brownell Talbot College Preparatory School.

Dr. Albert Bolles most recently served as Executive Vice President, Chief Technology & Operations Officer of ConAgra Foods, a leading consumer products food company with net sales exceeding $16B. Prior to this role, Al was Executive Vice President, Research, Quality and Innovation for ConAgra, championing the development and execution of multiple new and improved products, realizing incremental growth for ConAgra Foods and a multi-year pipeline to sustain and advance growth further. Prior to joining ConAgra in 2006, Dr. Bolles served as Vice President, Worldwide R&D for PepsiCo Beverages and Foods, responsible for global R&D leadership for beverages (Pepsi, Gatorade, and Tropicana) and Quaker Foods including product, process, package and sensory R&D, Nutrition, Quality, and Scientific & Regulatory Affairs. His prior appointment was with Gerber Foods for over 8 years up to R&D Director, overseeing infant and toddler global research and development.

Mr. Bolles currently serves on the Board of Directors of Landec Corporation and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee for Landec. He has a Ph.D. and M.S. degrees in Food Science, and a Bachelors’ Degree in Microbiology, all from Michigan State University.

Brendan B. Springstubb is a Principal at Engaged Capital, a California-based investment firm and registered advisor with the SEC focused on investing in small and mid-cap North American equities. In this role, Mr. Springstubb has been responsible for sourcing and managing a variety of Engaged Capital’s investments in the consumer, healthcare and technology sectors. Prior to joining Engaged Capital, Mr. Springstubb held multiple roles with Relational Investors, LLC (“Relational”) a $6 billion activist equity fund, from June 2005 to April 2013. At Relational, Mr. Springstubb was most recently the senior analyst covering the healthcare sector where he was responsible for identifying and overseeing activist investment opportunities and communicating with portfolio company management teams. Prior to leading the healthcare group, Mr. Springstubb was a generalist covering investments in the telecom, financial and technology sectors. Mr. Springstubb earned a Master’s degree in Biotechnology with a dual concentration in Biotechnology Enterprise and Regulatory Affairs from Johns Hopkins University and a Bachelor’s degree in Economics and Molecular Biology from Pomona College. Mr. Springstubb is also a CFA Charter holder and a Certified Financial Risk Manager.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on organic, non-genetically modified ("non-GMO") and specialty foods. The Company specializes in the sourcing, processing and packaging of organic and non-GMO food products, integrated from seed through packaged products, with a focus on strategic vertically integrated business models. The Company's organic and non-GMO food operations revolve around value-added grain-, seed-, fruit- and vegetable-based product offerings, supported by a global sourcing and supply infrastructure.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $98 billion in assets under management as of June 30, 2016. The firm emphasizes an opportunistic, value-oriented and risk- controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged

Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California. Additional information can be found at www.engagedcapital.com.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, statements about our ability to achieve performance improvements and cost savings in 2017, and reduce operational volatility and realize sustainable growth and value creation. Generally, forward-looking statements do not relate strictly to historical or current facts and are typically accompanied by words such as "will", "should", "believe", "would", "may", "plans", "expect", "anticipate", "estimate", "intend", "project", "potential", "continue", "might", "predict" and other similar terms and phrases intended to identify these forward-looking statements. Forward-looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including risks described from time to time under "Risk Factors" in our Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized.

SunOpta Inc. Contact:
Dan Gagnier
Gagnier Communications
646-273-9391
dg@gagnierfc.com

Or

Scott Van Winkle
ICR
617-956-6736
scott.vanwinkle@icrinc.com

Oaktree Contact:

John Christiansen / Alyssa Linn
Sard Verbinnen & Co.
415-618-8750 / 310-201-2040

Engaged Capital Contact:

Riyaz Lalani, 416-907-9365
Bayfield Strategy, Inc.
rlalani@bayfieldstrategy.com